EXHIBIT 99


FindWhat.com                                                   Press Release
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FindWhat.com Contact:                                          Miva Contact:
Karen Yagnesak                                                 Derek Finley
239-561-7229                                                   858-731-4115
KarenY@FindWhat.com                                          Derek@Miva.com

            FINDWHAT.COM ANNOUNCES PLANS TO ACQUIRE MIVA CORPORATION

-Expands FindWhat.com's Service Offerings for Small-to-Medium Sized Businesses-

FORT MYERS, FL - SEPTEMBER 3, 2003 - FINDWHAT.COM (NASDAQ: FWHT), a leading developer and provider of performance-based marketing services for the Internet, today announced plans to acquire privately-owned Miva Corporation, a leading supplier of e-commerce software and services to small and medium-sized businesses, for $5.5 million, plus the assumption of approximately $2.5 million in notes and other liabilities.

Together with Miva, FindWhat.com would offer a more complete, comprehensive business solution to small-to-medium sized enterprises ("SMEs"). SMEs can utilize Miva Merchant software to create fully operational online storefronts with shopping cart capability and can purchase other complementary e-commerce services through Miva's additional plug-ins and modules. Through FindWhat.com, online marketers are able to cost-effectively promote their websites and find highly qualified prospects who have already expressed an interest in their product or service.

"FindWhat.com is focused on the needs of the small-to-medium sized business," stated Craig Pisaris-Henderson, chairman and chief executive officer of FindWhat.com. "Miva Merchant can be a valuable addition to our service offering--we help SMEs promote their online business, and, under this proposed transaction, we also will help them to create and manage their online business. This is a first step toward our goal of expanding our capabilities so that we can help online merchants find, get and keep customers--the complete equation that breeds success for any business. In addition, we believe this combination can provide more opportunities to Miva's hosting partners."

"Marrying our strong software capability to the excellent service capability of FindWhat.com should provide an optimal solution for online merchants," said Joe Austin, president and chief executive officer of Miva. "We have both focused on the SME market and have developed specific products and services aligned to their unique needs."

Founded in 1996, Miva Corp. has been an e-commerce market leader since 1998. As of June 2003, Miva had a base of over 70,000 registered users of its flagship Miva Merchant product, with over 85,000 storefront registrations, and, over the last 24 months, has added approximately 2,000 new merchant registrations on average per month. Miva currently sells to the majority of US hosting companies, and has signed up more than 1,100 hosting, technology and value-added distribution partners.

Upon the successful completion of the merger, the two companies plan to continually advance state-of-the-art technology, solutions and services for the small to medium-sized business.

Under the proposed terms of the transaction, which was approved by the board of directors of each company, Miva would become an operating division of FindWhat.com. Joe Austin, president and chief executive officer of Miva, would be general manager of the new division, which is based in San Diego, CA. The acquisition is expected to close by the end of 2003, subject to customary closing conditions.

Miva shareholders would receive $2.7 million in cash and $2.7 million in FindWhat.com common stock. The number of shares of FindWhat.com stock to be issued is to be based on FindWhat.com's average closing stock price prior to the consummation of the merger; however, FindWhat.com would not issue less than 94,310 shares or more than 182,333 shares to Miva's shareholders. Miva recorded revenue of $2.6 million in 2002 and $1.0 million in the first six months of 2003. Miva had a GAAP net loss of approximately $0.8 million in 2002 and $0.4 million in the first six months of 2003. These figures are based on unaudited internal financial statements of Miva.

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"We believe the proposed purchase of Miva will not have a material impact on our earnings per share in 2003 or 2004," said Phillip Thune, COO/CFO of FindWhat.com. "However, we place significant value on the potential to leverage Miva's relationship with 70,000 registered users and 1,100 hosting partners, as well as introduce the Miva suite of services to our 25,000 active advertisers. Over time, we believe Miva can be an integral part of a more complete service offering to our advertisers."

ABOUT FINDWHAT.COM(R)
FindWhat.com operates online marketplaces that connect the consumers and businesses that are most likely to purchase specific goods and services with the advertisers that provide those goods and services. Online advertisers determine the per-click fee they will pay for their advertisements, which FindWhat.com and its private-label partners such as Terra Lycos's Lycos.com and HotBot distribute to millions of Internet users. The FindWhat.com Network includes hundreds of distribution partners, such as CNET's Search.com, Excite, Webcrawler, MetaCrawler, Dogpile, and Microsoft Internet Explorer Autosearch. Advertisers bid against each other for particular keywords or phrases through an open, automated, bid-for-position system, where the advertisement of the website with the highest bid appears first, with all other advertisers listed in descending bid order. This cost-effective, pay-for-performance model allows Web advertisers to pay only for those prospects which click-through to their sites, and increases their potential for exposure through the millions of advertisements distributed throughout the network per day. More information on FindWhat.com is available on the Company's website at http://www.FindWhat.com.

FindWhat.com has announced the signing of a merger agreement with Espotting Media, Inc., a leading performance-based marketing company in Europe. Together, the two companies would offer performance-based advertising in 11 countries, serving 40,000+ advertisers, with hundreds of distribution partners. For more details, please visit:
http://www.findwhat.com/content/about/news/pressrelease.asp?a=109.

ABOUT MIVA(R) CORP.
Founded in 1996, Miva Corporation provides a leading online platform for small to medium sized enterprises (SMEs). The Miva Platform consists of software, services, and a partner network assembled for the purpose of helping to create and enhance online business. Miva partners are at the forefront in servicing the increasing number of small to mid-size enterprises using the Internet to expand their market reach. Partners can easily and quickly integrate the Miva platform of applications and API's with their existing services to deliver complete online business solutions to SMEs. Miva is a leader in offering the ease of browser-based point and click online business creation, combined with deep customizability and integrated SME focused marketing services. For more information about Miva call 1.858.490.2570 or visit www.miva.com.

FORWARD LOOKING STATEMENTS
This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include, without limitation, statements addressing future financial and operating results and statements relating to the magnitude, timing, effects, and any synergies that may result from the proposed acquisition. In addition, past performance cannot be relied on as a guide to future performance.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; difficulties executing integration strategies or achieving planned synergies; other economic, business, and competitive factors generally affecting the business of the combined company; risk that the conditions to closing will not be satisfied, risk that transaction costs and integration costs will be higher than anticipated; risk that the transaction will be delayed or not close when expected. More detailed information regarding other risks affecting FindWhat.com are set forth in FindWhat's filings with the Securities and Exchange Commission, including the Amendment No. 1 to Annual Report on Form 10-KSB for fiscal 2002 and the most recent quarterly reports on Form 10-Q. FindWhat.com is under no obligation to (and expressly disclaims any such obligation to) update or alter the forward-looking statements, whether as a result of new information, future events, or otherwise.

(R) Registered Trademark of FindWhat.com